Exhibit 3.71

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

1. The name of the corporation is Elantic Telecom, Inc.

2. The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized	Class(es)

Ten (10)	Common Stock

3. Purpose. The Corporation shall be a public service company within the meaning of Section 13.1-620 of the Virginia Stock Corporation Act (the “Act”). The purpose for which the Corporation is organized is to acquire, own, hold, maintain, manage, operate, improve, develop, finance, pledge, encumber, mortgage, sell, exchange, lease, dispose of and otherwise deal with any property used or usable in connection with the provision by the Company of interstate and intrastate telecommunications services, together with such other activities as may be necessary, advisable, related to or incidental in connection therewith. The Corporation may also engage in any other lawful business not required by the Act to be specifically stated in the Articles of Incorporation.

ARTICLES OF AMENDMENT OF

Elantic Telecom, Inc.

ONE

The name of the corporation is Elantic Telecom, Inc. (the “Corporation”)

TWO

Article I of the Articles of Incorporation of the Corporation shall be amended as follows:

NAME

The name of the Corporation is Intellifiber Networks, Inc. (the “Corporation”).

THREE

The foregoing amendment was adopted on April 28, 2009.

FOUR

The amendment was adopted by unanimous consent of the sole shareholder.

The undersigned Secretary of the Corporation declares that the facts herein stated are true as of the 28th day of April, 2009.

ELANTIC TELECOM, INC.

By:	/s/ Mark W. Clark
Name: Mark W. Clark
Title: Secretary

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION STATEMENT OF CHANGE OF REGISTERED OFFICE AND/OR REGISTERED AGENT

1.	Corporation’s Name:	Corporation’s SCC ID No.: 0482982 - 6

Intellifiber Networks, Inc.

2.	Current registered agent’s name and registered office address on record with the Commission:

CT CORPORATION SYSTEM

4701 COX RD STE 301

GLEN ALLEN, VA 23060-6802

Fully complete items 3, 4 and 5, even if some information remains unchanged.

3.	After this statement is filed with the Commission, the name of the corporation’s registered agent and address of its registered office in VIRGINIA, including the street and number, if any, will be:

4.	The registered agent named in item 3 is (mark appropriate box):
	(A)	an individual who is a resident of Virginia and
☐ an officer of the corporation: (title).
☐ a director of the corporation.
☐ a member of the Virginia State Bar.
OR
	(B)	☐ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

5.	Locality of VIRGINIA registered office:

	(A)	Current registered office locality: HENRICO COUNTY

	(B)	Registered office locality after this statement is filed: ☐ county or ☐ city of .

6.	After the foregoing change or changes are made, the corporation will be in compliance with the requirements of § 13.1-634 or § 13.1-833 of the Code of Virginia, as the case may be.

7.	(A)	Signed on behalf of the corporation by: (See Instructions for acceptable titles.)

	(signature)	(printed name and title)	(date)
OR

(B)	(May be used in lieu of (A) only for the circumstances set forth in the Instructions.)

The undersigned registered agent declares that a copy of this statement has been or will be mailed to the corporation’s principal office address on or before the business day following the day on which the statement is filed with the Commission.

(date)	(signature of registered agent)

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public viewing.

SEE INSTRUCTIONS